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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   WAGG CORP.


     Wagg Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

     FIRST: That by action of the majority of the Shareholders of Wagg Corp., resolutions were duly adopted setting forth a proposed amendment to Article numbered "FIRST" of the Certificate of Incorporation of said corporation. The resolution setting forth the proposed amendment is as follows:

          RESOLVED: The Shareholders of this Company hereby approve an amendment to Article "First" of this Company's Certificate of Incorporation so that, as amended, it shall be and read as follows:

          "FIRST: The name of this corporation is Alternative Entertainment, Inc."

     SECOND: That by action of the majority of the Shareholders of Wagg Corp., resolutions were duly adopted setting forth a proposed amendment to Article numbered "FOURTH" of the Certificate of Incorporation of said corporation. The resolution setting forth the proposed amendment is as follows:

          RESOLVED: The Shareholders of this Company hereby approve an amendment to Article "Fourth" or this Company's Certificate of Incorporation so that, as amended, it shall be and read as follows:

          "FOURTH. The aggregate number of Common Shares that this Corporation shall have the authority to issue is 20,000,000 Shares with a par value of $0.001 per Share. The Corporation shall also have the authority to issue 8,000,000 Shares of Preferred Stock with a par value of $0.001 per Share. The description of the Preferred Stock with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, and qualifications and rights thereof are as follows:

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          (A) Preferred Stock may be issued, from time to time, in one or more
     Series, each of such Series to have such terms as are stated and expressed herein and in the resolutions providing for the issue of such Series adopted by the Board of Directors as hereinafter provided.

          (B) The Board of Directors, subject to the provisions hereof, may classify or reclassify any unissued Shares of Preferred Stock into one or more Series of Preferred Stock by fixing or altering in any one or more respects, from time to time, before issuance of such unissued Shares:

          (i) The distinctive designation of such Series and the number of Shares to constitute such Series;

          (ii) The annual dividend rate on the Shares of such Series, the time of payment, whether or not dividends thereon shall be cumulative, and, if cumulative, the date or dates from which such dividends shall be cumulative;

          (iii) The price at and any terms and conditions on which Shares may be redeemed;

           (iv) The sinking fund provisions for the redemption or purchase of Shares;

          (v) The amount payable on the Shares of such Series in the event of voluntary liquidation, dissolution, or winding up of the Corporation;

          (vi) The amount payable on the Shares of such Series in the event of involuntary liquidation;

          (vii) Whether or not the Shares of such Series shall be convertible into Shares of stock of any other class or classes, and if so convertible, the terms and conditions of such conversion;

          (viii) The limitations and restrictions, if any, to be effective while any Shares of such Series are outstanding, upon the payment of dividends or making of other distributions on the Common Stock or any other class or classes of stock of the Corporation ranking junior to the Shares of such Series;


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          (ix) The conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or any subsidiary and the conditions or restrictions, if any, upon the issuance of any additional stock (including additional Shares of such Series or of any other Series) ranking on a parity with or prior to the Shares of such Series as to dividends or upon liquidation;

          (x) Any right to vote with holders of Shares of any other Series or class and any right to vote as a class, either generally or as a condition to specified corporate action; and

          (xi) Such other preferences, rights, restrictions, and qualifications as shall not be inconsistent herewith.

          (C) All Shares of any Series of Preferred Stock shall be identical with each other in all respects, except that Shares of any one Series issued at different times may differ as to the dates from which dividends thereon shall be cumulative, if cumulative dividends have been designated for such Series, and all Series shall rank equally and be identical in all respects, except as permitted by the foregoing provisions of Section (2) hereof.

          (D) The Preferred Stock is senior to the Common Stock, and the Common Stock is subject to the rights and preferences of the Preferred Stock as herein set forth.

          (E)(i) The holders of Preferred Stock of each Series shall be entitled to receive, and the Corporation shall be bound to pay, out of any funds legally available for such purpose, when and as declared by the Board of Directors, cash dividends thereon at such rate and payable at such times as shall be fixed and determined for such Series as herein set forth. Dividends with respect to each Series of Preferred Stock shall be cumulative or non-cumulative, as determined by the Board of Directors, and shall accrue from such date or dates as shall have been fixed and determined with respect to such Series by the Board of Directors as herein provided.

          (ii) In no event, so long as any Preferred Stock shall remain outstanding, shall any dividend whatsoever be declared or paid upon, or any distribution be made or ordered in respect of, the Common Stock or any other class of stock ranking junior to the Preferred Stock, or any moneys be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of Shares of Common Stock or of any other such junior class of stock, unless:


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               (a) Full cumulative dividends on the Preferred Stock of all
          Series for all past dividend periods shall have been paid with respect to any outstanding Preferred Shares having cumulative dividend rights, and the full dividend on all outstanding Shares of Preferred Stock of all Series for the then current dividend period, if any, shall have been paid or declared and set apart for payment; and

               (b) The Corporation shall have set aside all amounts, if any, theretofore required to be set aside as and for sinking funds, if any, for the Preferred Stock of all Series for the then current year, and all defaults, if any, in complying with any such sinking fund requirements in respect of previous years shall have been made good.

          (iii) Subject to the foregoing provisions respecting the Preferred Stock, and not otherwise, dividends, payable in cash, stock, or otherwise, as may be determined by the Board of Directors, may be declared and paid upon the Common Stock, from time to time, out of any funds legally available therefor, and no holder of any Shares of any Series of Preferred Stock, as such, shall be entitled to participate in any such dividend.

          (F) The Corporation, at the option of the Board of Directors, may, at any time permitted by the resolution or resolutions adopted by the Board of Directors providing for the issuance of any Series of Preferred Stock, and at the redemption price per Share fixed and determined for such Series, redeem the whole or any part of the Shares of such Series at the time outstanding (the total sum so payable on any such redemption being herein referred to as the "redemption price"). Notice of every such redemption shall be mailed to the holders of record of the Shares of such Series so to be redeemed at their respective addresses as the same shall appear on the books of the Corporation. Such notice shall be mailed at least 30 days in advance of the date designated for such redemption to the holders of record of Shares so to be redeemed. In case of the redemption of a part only of any Series at the time outstanding, the Shares of such Series so to be redeemed shall be selected by lot or pro rate in such manner as the Board of Directors may determine.


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          (G) If, on the redemption date specified in such notice, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the Shares so called for redemption, then, notwithstanding that any certificates for Shares of Preferred Stock so called for redemption shall not have been surrendered for cancellation, the Shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue from and after the date of redemption so designated, and all rights of holders of the Shares of Preferred Stock so called for redemption shall forthwith, after such redemption date, cease and terminate, excepting only the right of the holders thereof to receive the redemption price therefor but without interest. Any moneys so set aside by the Corporation and unclaimed at the end of six years from the date designated for such redemption shall revert to the general funds of the Corporation; after which reversion, the holders of such Shares so called for redemption shall look only to the Corporation for payment of the redemption price, and such Shares shall not still be deemed to be outstanding.

          (H) Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the Preferred Stock of each Series shall be entitled, before any distribution shall be made to the Common Stock or to any other class of stock junior to the Preferred Stock, to be paid the amount fixed and determined by the board of Directors for such Series as herein provided, plus accrued and unpaid dividends thereon to the date of distribution, but the Preferred Stock shall not be entitled to any further payment, and any remaining net assets shall be distributed ratably to the outstanding Common Stock. If, upon such liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the net assets of the Corporation shall be insufficient to permit the payment to all outstanding Shares of Preferred Stock of all Series of the full preferential amounts to which they are respectively entitled, then the entire net assets of the Corporation shall be distributed ratably to all outstanding Shares of Preferred Stock of all Series in proportion to the full preferential amount to which each Share is entitled. Neither a consolidation nor a merger of the Corporation with or into any other corporation or corporations, nor the sale of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution, or winding up within the meaning of this section.


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          (I) The Preferred Stock shall not be convertible, except to the extent that any one or more Series thereof may be issued with the privilege of conversion as may be determined by the Board of Directors prior to issuance of any Shares of such Series as herein set forth. If the Shares of any Series are so issued with the privilege of conversion, then, at the option of the respective holders thereof, the Preferred Stock of such Series shall be convertible into a number of fully paid and non-assessable Shares of the Common Stock or any other class of stock of the Corporation at the conversion rate, or upon payment to the Corporation of the conversion price, which is in effect for the Preferred Stock of such Series at the time of such conversion. The initial conversion rate or conversion price (including, in the latter case, the number of Shares of Common Stock or other class of stock issuable upon conversion), and the terms and conditions of conversion for each Series issued with the privilege of conversion shall be fixed and determined by the Board of Directors as hereinafter provided. Such conversion price or conversion rate, with respect to any such Series, may be subject, from time to time, to adjustment by virtue of issuance of securities or rights to purchase securities of the Corporation, or upon any capital reorganization or reclassification of the Common Stock of the Corporation, or the consolidation or merger of the Corporation, or the sale, conveyance, lease, or other transfer by the Corporation of all or substantially all of its property, or in other circumstances, all to the extent and in the manner fixed and determined by the Board of Directors as herein set forth.

          (J) Shares of any Series of Preferred Stock which have been issued and reacquired in any manner by the Corporation (including Shares redeemed, Shares purchased and retired, and Shares which, if convertible or exchangeable, have been converted into or exchanged for Shares of stock of any other class, classes, or Series) shall have the status of authorized and unissued Shares of Preferred Stock and may be reissued as a part of the Series of which they were originally a part, or may be reclassified and reissued as part of a new Series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, or as part of any other Series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in any resolution or resolutions adopted by the Board of Directors provided for the issue of any Series of Preferred Stock.


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          (K) None of the holders of Preferred Stock of any Series shall have any voting powers for any purpose, except as may be specifically required by law, or except as any such right to vote may be fixed and determined by the Board of Directors prior to issuance of any Shares of such Series as herein provided.

          (L) In order the Board of Directors to establish a Series of Preferred Stock, the Board of Directors shall adopt a resolution or resolutions setting forth the designation and the number of Shares of such Series and the relative rights and preferences thereof in respect of the foregoing particulars. The Board of Directors may redesignate any Shares of any Series theretofore established that have not been issued, or that have been issued and retired, as Shares of some other Series, or change the designation of outstanding Shares where desired to prevent confusion.

          (M) For the purposes hereof and of any resolution of the Board of Directors providing for the classification or reclassification of any Shares of Preferred Stock:

          (i) The term "outstanding," when used in reference to Shares of stock, shall mean issued Shares, excluding Shares held by the Corporation or a subsidiary, and Shares called for redemption; funds for the redemption of which shall have been deposited in trust;

                                  COMMON STOCK

               Subject to the foregoing provisions, dividends may be declared on the Common Stock, and each Share of Common Stock shall entitle the holder thereof to one vote in all proceedings in which action shall be taken by stockholders of the Corporation.

     THIRD: That by action of the majority of the Shareholders of Wagg Corp., resolutions were duly adopted setting forth a proposed amendment to add Article numbered "EIGHTH" of the Certificate of Incorporation of said corporation. The resolution setting forth the proposed amendment is as follows:

     RESOLVED: The Shareholders of this Company hereby approve an amendment to this Company's Certificate of Incorporation to add Article "EIGHTH" so that, as amended, it shall be and read as follows:


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     "EIGHTH. (a.) A Director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the shareholders of this article to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, so as amended. Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

     (b.) Right to Indemnification. Each person who was or is made a party to, or is threatened to be made a party to, or is otherwise involved, in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director, Officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee, or agent or in any other capacity while serving as a Director, Officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment, against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a Director, Officer, employee, or agent and shall inure to the benefit of the indemnitee's heirs, executors, and administrators; provided, however, that, except as provided in paragraph
     (b) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.


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     The right to indemnification conferred in this section shall be a contract right and shall include the right to be reimbursed by the Corporation for expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director of Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this section or otherwise (hereinafter an "undertaking").

     (c.) Right of Indemnitee to Bring Suit. If a claim under paragraph (a) of this section is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim. If successful, in whole or in part, in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses), it shall be a defense that the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. In any suit brought by the Corporation to recover an advancement of expenses, pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such suit brought by the indemnitee, by a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this section or otherwise shall be on the Corporation.


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          (d.) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, By-Law, agreement, vote of shareholders or disinterested Directors, or otherwise.

          (e.) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law.

          (f.) Indemnification of Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any agent of the Corporation to the fullest extent of the provisions of this section with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation."

     FOURTH: That said amendments were duly adopted in accordance with provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FIFTH: That the capital of said corporation shall not be reduced under or by reason of said amendments.

     IN WITNESS WHEREOF, said WAGG Corp., has caused this certificate to be signed by Ralph M. Amato, its President, this 26th day of January 1998.



     BY: /s/ Ralph M. Amato
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             Ralph M. Amato, President

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